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                                                                     Exhibit (n)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 24, 2004, relating to the December 31, 2003 financial statements of BACAP OPPORTUNITY STRATEGY, LLC, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights", "Independent Accountants and Legal Counsel", "Tax Aspects" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
March 30, 2004